EXHIBIT 99.1
JAM S ARBITRATION PROCEEDING
STREAMLINED ARBITRATION RULES AND PROCEDURES
NEW YORK, NEW YORK

EARTH ETHANOL, INC.	)
)
CLAIMANT,	)
)
v.	)	Cause No. 1310016448
)
HPS DEVELOPMENT, L.L.C..,	)
SOUTH LOUISIANA ETHANOL, L.L.C.	)
)
RESPONDENTS,	)
)
CONSENT JUDGMENT AND SETTLEMENT AGREEMENT
     This Consent Judgment and Settlement Agreement (the “Agreement” or this “Agreement’) is entered into as of the last date set forth below, by and among Kennett Stewart (“Mr. Stewart”), John Paul (“Mr. Pau1”’) William A. Hurst (“Mr. Hurst, and together with Mr. Stewart and Mr. Paul, the “HPS Individuals”), HPS Development, L.L.C. “HPS”) and South Louisiana Ethanol, L.L.C. (“SLE,” and together with the HPS Individuals and HPS, the “HPS Parties”), on one hand, and Earth Biofuels, Inc. (“Earth Biofuels”), Earth Ethanol, Inc. (“Earth Ethanol”), and Dennis G. McLaughlin, II (“Mr. McLaughlin, and together with Earth Biofuels and Earth Ethanol, the “Earth Parties”), on the other hand. Collectively, the parties referenced above are referred to as the “Parties.”
     The Arbitrator, having considered the Agreement and stipulations as being consented to by all of the Parties and their respective counsel, enters’ a final judgment as follows:
RECITALS
A. On June 17, 2005, HPS became the owner of an idle ethanol production facility in Myrtle Grove, Louisiana (“the Ethanol Plant”).
B. In the spring of 2006, HPS and Earth Biofuels entered into negotiations (the “Negotiations”) to jointly upgrade, retrofit, and operate the Ethanol Plant.

C. In early June, 2006, HPS engaged the services of EnGlobal Engineering, Inc., a Texas Corporation headquartered in Houston, Texas, to provide preliminary engineering services and a Schedule A Package for the retrofit of the Ethanol Plant.
D. On or about August 31, 2006, HPS, SLE, and Earth Ethanol, a wholly-owned subsidiary of Earth Biofuels, entered into a certain Contribution and Purchase Agreement (the “C&P Agreement”). Pursuant to the C&P Agreement, HPS agreed to sell the Ethanol Plant to SLE, which would own and operate the Ethanol Plant. In turn, Earth Ethanol agreed to purchase 50 percent of the membership interest in SLE. Specifically, Earth Ethanol agreed to purchase 31 percent of the membership interest in SLE from HPS for the purchase price of $50 million (the “Cash Consideration”) plus certain Earth Biofuels stock (the “Stock Consideration”). It also agreed to purchase 19 percent of the membership interest in SLE directly from SLE for the purchase price of $40 million.
E. Before the C&P Agreement was executed, Earth Ethanol had paid HPS the sum of $22 million of the Cash Consideration, pursuant to various prior letters of intent and agreements.
F. The C&P Agreement contained deadlines for Earth Ethanol to make the remaining installments of the $50 million cash consideration to I-P S, including a $5 million payment (the “$5 million payment”’). on August 31, 2006, and a $4 million payment (the “$4 million payment”) on September 15, 2006.
G. On or around August 31, 2006, Earth Ethanol made the $5 million payment to HPS, bringing the total payments made toward the Cash Consideration to $27 million paid (the “$27 million paid”). However, Earth Ethanol did not make the $4 million payment on September 15, 2006.
H. When HPS did not receive the $4 million payment, it sent notice to Earth Ethanol that was terminating the C&P Agreement, retaining a sum of $5 million as a termination fee

(the “Termination Fee”), and tendering a certain promissory note (the “Termination Promissory Note”) for subsequent repayment of the $22 million balance (the “$22 million balance”) of the $27 million paid. The HPS Parties contended that their conduct was in accordance with the C&P Agreement.
I. The HPS Parties contend that on or about October 24, 2006, SLE contracted with Southridge Ethanol, L.L.C. (“Southridge”) to sell certain equipment (the “Certain Equipment”) of the Ethanol Plant to Southridge for the sum of $6 million. The HPS Parties contend that the Certain Equipment was not necessary to bring the ethanol plant online and that Earth Ethanol did not own an interest in the Certain Equipment or in SLE.
J. Upon learning of the possible sale of the Certain Equipment, Earth Ethanol advised Southridge, including in letters dated November 10, 2006, and November 14, 2006 (the “November Letters”), that it did not consent to the transaction to sell the Certain Equipment.
K. Southridge and SLE did not complete the sale of the Certain Equipment.
The Arbitration
L. In response to the notice from HPS purporting to terminate the C&P Agreement, Earth Ethanol commenced an arbitration proceeding (the “Arbitration”) in New York, New York. The Arbitration, which is styled as Earth Ethanol, Inc. v. HPS Development, L .L .C., et al., Cause No. 1310016448, is being administered by JAMS, pursuant to its streamlined arbitration rules and procedures.
M. Earth Ethanol has asserted claims in the Arbitration of fraud and fraudulent inducement, Declaratory judgment, breach of contract, breach of duty of good faith and fair dealing, detrimental reliance, and unjust enrichment (the ‘Arbitration Claims”).
N. HPS and SLE have asserted counterclaims in the Arbitration arising out a certain .

transaction with Southridge Ethanol, Inc. (“Southridge”). HPS and SLE allege that Earth Ethanol took certain actions that constituted tortious interference with a contract or prospective business relations, deceptive or unfair trade practices, defamation, and a breach of the C&P ‘ Agreement’s confidentiality provision (the “Arbitration Counterclaims”).
O. Although Earth Ethanol named. all the HPS Parties as respondents in the Arbitration, the arbitrator dismissed the HPS Individuals without prejudice pursuant to a motion to dismiss.
P. The HPS Parties have denied any liability to Earth Ethanol related to the Arbitration Claims, and Earth Ethanol has denied any liability to the HPS Parties related to the Arbitration Counterclaims.
The EnGlobal Lawsuit
Q. On or about May 3, 2007, Earth Ethanol filed a lawsuit (the “EnGlobal Lawsuit”) against the HPS Individuals and EnGlobal, asserting common law fraud, conspiracy, and negligent misrepresentation arising out of SLE’S dealings with Southridge and the EPC Contract.
R. The EnGlobal Lawsuit, entitled “Earth Ethanol, Inc. vs. Kennett Stewart, John Paul, and William S. Hurst, individuals, and EnGlobal Engineering, Inc.,” was originally filed in the 191St Judicial District Court of Dallas County, Texas as Cause No. 07-04013, but has been removed to the United States District Court for th8 Northern District of Texas and assigned Case No. 3:01-CV-01006-P.
S. The HPS Parties have denied any liability to Earth Ethanol related to the Arbitration Claims, and Earth Ethanol has denied any liability to the I’P S Parties related to the

EnGlobal Lawsuit.
The McLaughlin Lawsuit
T. On May 30, 2007, HPS filed a lawsuit (the :“McLaughlin Lawsuit”) against Earth Biofuels and Mr McLaughlin in the 25th Judicial District Court for the Parish of Plaquemines, State of Louisiana.
U. The McLaughlin Lawsuit, which is entitled “HPS Development, L .L .C. v. Earth Biofuels, et al.,” Case No. 54-756(A), asserts claims for tortious interference with a contract, violation of the Louisiana Unfair Trade Practices and Consumer Protection Act, intentional interference with prospective business relations, business disparagement, and seeks injunctive relief.
V. The HPS Parties have denied any liability to Earth Ethanol related to the Arbitration Claims, and Earth Ethanol has denied any liability to the HPS Parties related to the McLaughlin Lawsuit.
The Southridge Lawsuit
W. On December 22,.2006, Southridge filed a lawsuit (the “Southridge Lawsuit”) against SLE, Mr. Paul, and Mr. Hurst, asserting fraud, conspiracy, and negligent misrepresentation in connection with the failed sale of the Certain Equipment. The lawsuit is pending in the United States District Court for the Northern District of Texas, Dallas Division, and is styled as “Southridge Ethanol, Inc. v. South Louisiana Ethanol, L.L.C., et al.,” Cause No. 7175, Case No. 3-06CV2362-G.
X. In the Southridge Lawsuit, SLE, Mr. Paul, and Mr. Hurst have filed a motion to dismiss for lack of personal jurisdiction.
Relevant Events Transpiring After Termination of C&P Agreement
Y. On or about November 14, 2006, SLE engaged the investment banking firm of Pontchartrain Capital, L.L.C. .to seek financing on behalf of SLE. SLE identified

Wachovia Capital Markets, L.L.C. (Wachovia) as a potential lender and syndicator.
Z. On or about January 15, 2007, SLE engaged the firm of Morgan Keegan to seek financing on behalf of SLE. Although M organ Keegan diligently sought financing and identified several potential lenders/syndicators, SLE ultimately concluded that Wachovia offered the best terms and conditions to serve as an arranger and lender for the renovation and start up of the Ethanol Plant.
AA. On or about February 13, 2007, Whitney National Bank entered into a loan agreement with SLE to provide a bridge loan for renovation and start up of the Ethanol Plant.
The Wachovia Financing
BB. On May 31, 2007, Wachovia Capital Markets, L.L.C. (Wachovia) and HPS and SLE entered into a Commitment Agreement, a Fee Agreement, and a Term Sheet wherein Wachovia has agreed to serve as a participating lender and to arrange a syndication for a construction term loan, working capital facilities, and various letters of credit for the renovation and start up of the Ethanol Plant on a reasonable efforts basis. The above financing arrangements shall be referred to as the “Wachovia Financing”. The parties hereto agree and acknowledge that the Wachovia Financing has not yet been underwritten or finalized.
CC. As currently drafted, and subject to market requirements through the completion of formal loan syndications, the term sheet contains a cash flow provision wherein the final loan documents are anticipated to require a minimum of 60% and up to 100% of the Excess Cash Flow of SLE (defined in the term sheet as EBITDA (earnings before interest, taxes, depreciation, and amortization) less scheduled senior Debt Service, Capital Expenditures and a tax distribution of up to 40% of the pre-tax profit — subject to certain conditions) be applied to the principal payment of each of the term loan and possible sinking fund contributions related to the new market tax credits loan. The amount distributed to Wachovia (and its syndicated lenders) shall be referred to as the “Cash Flow Sweep.” The Excess Cash Flow distributable to HPS in accordance with the Wachovia financing shall be referred to as “Distributable Cash Flow”. The Wachovia Financing will require (1) HPS interpose an intermediate holding company to hold 100% of the interest in SLE ; and (2) certain hedging contracts and risk management programs to reduce ‘the risk of volatility in the price of certain commodities integral to SLE’s business, including, but not limited to, corn, DDGS, ethanol and natural gas, and that the intermediate holding company be established to engage in such programs and contracts to avoid potential liability under the New Markets Tax Credit law.
     NOW , THEREFORE, in the interest of amicably resolving their differences and in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereby enter in this Agreement.
AGREEMENT
1. Settlement Pavments.
a. By June 18, 2007 (but no earlier than the execution of this Agreement and delivery of the Escrow Documents to Lobrano & Lobrano, L.L.C.), HPS shall pay Earth Ethanol the sum of $3 million dollars (the “Initial Payment”). HPS will wire the Initial Payment to Earth Biofuels, lnc., as follows:
     REDACTED PORTION
b. Prior to payment of the Initial Payment, the parties shall deliver to Lobrano & Lobrano, L.L.C., counsel for the HPS Parties, the following documentation (the “Escrow Documents”) to be held in trust pending confirmation of receipt of the Initial Payment by Earth Ethanol:

     i. Fully executed copies’ of the Agreement (faxed or scanned and e-mailed copies are sufficient, to be followed by original signatures of all parties), confirmed as a Consent Judgment in the Arbitration;
     ii. The executed Note (as defined in Section 1(e) below) and a lost note affidavit executed by Earth Ethanol, renouncing its rights as holder of the Termination Promissory Note; and
     iii. Signed Originals of Agreed Motions to Dismiss, with prejudice, of the EnGlobal Lawsuit and the McLaughlin suit.
     iv. Fully executed copies of the Memorandum of Consent Judgment and Settlement Agreement (faxed or scanned and e-mailed copies are sufficient, to be followed by original signatures of all parties). Upon confirmation of the receipt of the Initial Payment by Earth Ethanol, Lobrano & Lobrano, L.L.C. shall file the Agreed Motions to Dismiss, with prejudice, of the EnGlobal Lawsuit and the McLaughlin Lawsuit. Lobrano & Lobrano, L.L.C. shall further release the Agreement, the Note, and the Memorandum of Consent Judgment and Settlement Agreement to the appropriate Parties.
c. Oh or before thirty (30) days from the Initial Payment, HPS shall pay the sum of $1 million by Wire transfer to Earth Ethanol (the “Second Payment”).
d. Contemporaneous with the execution of this Agreement, HPS, as maker, has delivered to Lobrano & Lobrano, L.L.C. an unsecured. promissory note (Note)

made payable to Earth Ethanol in the principal amount of $18 million, bearing no interest, with substantive repayment terms and conditions as follows:
i. Beginning the earlier of August 31 1008 or the date of the first Cash Flow Sweep, HPS will pay to Earth Ethanol 50% of Distributable Cash Flow on. a quarterly basis, to be paid within ten (10) days of final determination of the Cash Flow Sweep by HPS. HPS will provide documentation verified by SLE’S Certified Public Accountant establishing the Cash Flow Sweep and Distributable Cash ‘Flow, as such term shall be defined in the yet to be executed credit agreement. The parties hereto agree and acknowledge that any defined terms herein relating to the Wachovia Financing are subject to final documentation.
ii. If HPS pays an aggregate sum of Sixteen Million Dollars ($16 million) pursuant to the Note on or prior to December 31, 2015, then the Note shall be deemed paid in 111, with a full waiver and forgiveness by Earth Ethanol (or the holder) of $2 million of principal. In the event HPS does not pay an aggregate sum of $16 million on or prior to December 31, 2015, then the principal balance of $1 million shall be paid in twenty (20) equal installments of $100,000.00 on the first day of each quarter beginning on January 1, 2016, and October 2020. Any balance due on the $16 million portion of the Note beyond December 31, 2015 shall be paid in accordance with Section (1)(c)(i), above.
iii. In the event the Note is not paid prior to repayment of the Wachovia Financing or subsequent refinancing, if any, upon full repayment of the Wachovia Financing, or subsequent refinancing, if any, repayment of the Note by HPS shall be made in quarterly installments, and in amounts equal to 50% of SLE’S EBITDA. EBI’IMDA on a quarterly basis shall be determined by SLE’S regularly employed Certified Public Accountant. Except as modified by this Section

1(c)(iii), the terms and conditions of the Note shall remain the same.
iv. In the event that HPS sells more than 50% of its direct or indirect membership interest in SLE or SLE sells more than 50% undivided interest in the Ethanol Plant, HPS shall pay Earth Ethanol up to 100% of the proceeds received by HPS that result from such sale towards the Note. Earth Ethanol acknowledges that Wachovia and other lenders will hold superior mortgages and security interests in. the Ethanol Plant and the membership interests of SLE, IIPS and intermediate holding companies that secure debts which must be satisfied prior to any distribution to I-P S from such sale.

2. The Earth Parties’ Release of the HPS Parties. Except for their right to enforce this Settlement Agreement, the Initial Payment the Second Payment, and the Note, the Earth Parties, their members, partners; contractors, officers, directors, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessors, successors, heirs, executors, attorneys, insurers, and assigns (the “Earth Parties Releasors’’) hereby release, acquit, and forever discharge the HPS Parties and their members, partners, contractors, officers, directors, lenders, consultants, investment bankers, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessors, successors, heirs, executors, attorneys, insurers, and assigns (the “HPS Parties Releasees’’), from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings or causes of action, known or unknown, asserted or unasserted, of whatsoever kind or nature that the Earth Parties Releasors have in tort, contract, equity, and/or otherwise against the HPS Parties Releasees, from the beginning of time up to the date of this Agreement, in any way related to the Ethanol Plant, the Negotiations, the C&P Agreement, the Cash Consideration, the Stock Consideration, Benchmark, EnGlobal, M organ Keegan, the EPC Contract, the $27 million paid; the $5 million payment, the $4 million payment, the Termination Fee, the $22 million balance, Southridge, the Certain Equipment, the November Letters, the Arbitration, the Southridge Lawsuit, the EnGlobal Lawsuit, and the McLaughlin Lawsuit. Further, the Earth Parties Releasors agree and acknowledge that neither Wachovia, or its respective members, partners, contractors, officers, directors, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessor’s, successors,. heirs, executors, attorneys, insurers, and assigns shall have any obligation or duty to the Earth Parties Releasors, and that, regardless of when definitive agreements relating thereto are executed and such financing, if any, is closed and funded, the Wachovia Financing shall be superior in right and priority to any obligation to or claim of the Earth Parties Releasors arising under or related to this Agreement. The Earth Parties agree to execute additional agreements or similar releases or verifications as requested by the HPS Parties and their Agents.
3. The HPS Parties’ Release of the Earth Parties. The HPS Parties, their members, partners, officers, directors, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessors, successors, heirs, executors, attorneys, insurers, and assigns (the “HPS Releasors”) hereby release, acquit, and forever discharge the Earth Parties and their members, partners, contractors, officers, directors, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessors, successors, heirs, executors, attorneys, insurers, and assigns (the “Earth Parties Releasees”), from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings or causes of action, known or unknown, asserted or unasserted, of whatsoever kind or nature that the HPS Parties have in tort, contract, and/or equity against the Earth Parties Releasees, from the beginning of time up to the date’ of this Agreement in any way related to the Ethanol Plant, the Negotiations, the C&P Agreement, the Cash Consideration, the Stock Consideration, Benchmark, EnGlobal, Morgan Keegan, the EPC Contract, the $27 million paid, the $5 million payment, the $4 million payment, the Termination Fee, the $22 million balance, Southridge, the Certain Equipment, the November Letters, the Arbitration, the Southridge Lawsuit, the EnGlobal Lawsuit, and the McLaughlin Lawsuit. The HPS Parties agree to execute additional agreements or similar releases or verifications as requested by the the Earth Parties and their Agents.
4. Covenant Not to Sue. The Earth Parties agree, promise, and forever covenant not to file, prosecute, or directly or indirectly encourage or otherwise participate in provide assistance related to a lawsuit, arbitration, legal proceeding, or other dispute resolution procedure against EnGlobal, Morgan Keegan, Wachovia, Pontchartrain Capital, L.L.C., and. Whitney National Bank and their respective members, partners, contractors, officers, directors, shareholders, agents, employees, affiliates, joint venturers, parents, subsidiaries, predecessors, successors, heirs, executors, attorneys, insurers, and assigns on any and al1 claims, counterclaims, rights, demands, actions, suits, requests, proceedings or causes of action, known or unknown, asserted or unasserted, of whatsoever kind or nature that the Earth Parties have in tort, contract, .equity and/or otherwise in any way related to the Ethanol Plant, the Negotiations, the C&P Agreement, the Cash Consideration, the Stock Consideration, Benchmark, the EPC Contract, the $27 million paid, the $5 million payment, the $4 million payment, the Termination Fee; the $22 million balance, Southridge, the Certain Equipment, the November Letters, the Arbitration, the Southridge Lawsuit, the EnGlobal Lawsuit, and the McLaughlin Lawsuit; provided; however, that if EnGlobal, Morgan Keegan, Wachovia, Pontchartrain Capital, LLC, or Whitney National Bank bring any claims, counterclaims, demands, actions, suits, requests, proceedings or causes of any kind whatsoever against any of the Earth Parties, then the Earth Parties expressly reserve the right to assert all claims, defenses, counterclaims, rights, demands, actions, suits, requests, and proceedings that may be available to the Earth Parties.
5. Dismissal of Claims and Mutual Indemnification. With the execution of this Agreement, the Parties shall execute Agreed Motions to Dismiss with Prejudice, and dismiss their respective claims in the EnGlobal Lawsuit and the McLaughlin Lawsuit. Upon confirmation of receipt of the Initial Payment by Earth Ethanol, Lobrano & Lobrano, L.L.C. shall file the Dismissals in the applicable venues and obtain an order of dismissal. The Parties shall also take whatever other action may be necessary to cause the EnGlobal Lawsuit and the McLaughlin Lawsuit to be dismissed with prejudice. With the exception of this Agreement, the Arbitration shall be concluded in its entirety. The Parties agree to save, indemnify, defend, and hold harmless each other from any claims or actions arising out. of their respective breach of the terms of this Agreement.
6. Reservation of Rights and Defenses Against Southridge. The HPS Parties Releasors expressly reserve any and all defenses and claims they may have against Southridge, including without limitation any claims or defensesrelated to the Certain Equipment and the Southridge Lawsuit. No provision herein shall diminish or otherwise limit the HPS Parties from defending the Southridge Lawsuit and/or asserting any claims that the HPS Parties may have against Southridge.
7. No Admission of Liability or Wrongdoing. Nothing in this Agreement shall be construed as an admission of a wrongdoing or liability on the part of any of the Parties.
8. Covenant Not To Compete. The Parties acknowledge that a consideration and inducement for the Earth Parties to enter into this Agreement is the agreement of the HPS

Parties not to compete with the Earth Parties in the ownership of an ethanol or biodiesel Plant in the State of Texas. Accordingly, the HPS Parties agree that for as long as the Note is outstanding, the HPS Parties shall not own an interest (whether directly or indirectly) in an ethanol or biodiesel plant in the State of Texas. This Section 8 shall not be construed or interpreted in any way to prohibit or restrict the HPS Parties from transacting any other business (other than the ownership of an ethanol plant or a biodiesel, plant) in the State of Texas, including, but not limited to, selling, marketing, transporting, or trading ethanol or biodiesel.
     a. The HPS Parties acknowledge that any breach of the obligations stated in this Section will result in damages to the Earth Parties that are not reasonably susceptible to valuation. Accordingly, in the event that the HPS Parties breach any of the provisions of this Section,’ then the Earth Parties shall be entitled.to obtain a temporary restraining order, an injunction or other appropriate equitable relief restraining the I-P S Parties from continued violation of these provisions. Nothing in this Agreement shall be construed to prohibit the Earth Parties, their subsidiaries, affiliates or related pr connected corporations from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages therefore.
     b. Exceptions. Ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed constitute competition as proscribed by this Section.
     c. In the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforciability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall ‘ be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
     d. The Earth Parties value the Covenant Not To Compete (Covenant) established in this Section 8 at $5 million. It is the HPS Parties’ position that the termination fee of $5 million as set forth in the C&P Agreement is a valid and enforceable provision and that the termination fee has been earned; however, the HPS Parties agree to the Covenant as set forth in this Section 8 in exchange for the consideration provided in this Agreement and do not object to the value assigned to the Covenant by the Earth Parties.

9. Consultation with Counsel. The Parties have consulted with counsel and they have entered into this Agreement with full knowledge and understanding of their legal rights and obligations.
10. Merger and Integration. This Agreement, the Note, the Agreed Motions to Dismiss, and any other ancillary agreements, supersedes any and al1 prior and existing agreements, whether oral or in writing, between the Parties or their counsel with respect to the subject matter of this Agreement and constitutes the entire agreement between the parties, containing all of the covenants and agreement between the parties with respect to the subject matter of this Agreement. Each of the Parties covenants that it/he has made no representations, inducements, promises or agreements, orally or otherwise, relating to the subject of this Agreement that are not embodied herein.
11. Modifications. This Agreement may not be modified except by a writing signed by the Parties.
12. Severability Clause. Should any part, term, or provision of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms, and provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.
13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original hereof and shall be effective when a1l counterparts hereof taken together, bear the original, faxed, or photocopied signatures of all of the parties set forth below.
14. Applicable Law and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Louisiana. An action to enforce or interpret this Agreement shall be brought in the United States District Court for the Eastern District of Louisiana or the 25 Judicial District for the Parish of Plaquemines, State of Louisiana, and 1he Parties consent to venue and jurisdiction therein.
15. Attornev Fees: Costs; Expenses. In the event litigation is commenced to enforce one or more of the provisions of this Agreement, the prevailing party is entitled to recover its reasonable attorney fees, costs, and expenses in said litigation.

16. Waiver. The failure or omission of any party to enforce any of its rights or remedies upon any breach of any covenants, terms, or conditions of this Agreement shall not bar or abridge any of its rights or remedies upon any subsequent default.
17. Representation and Warranty of Signatories. Each of the signatories to this Agreement represents and warrants that he or she is authorized to execute and sign on behalf of the party for whom they are purporting to execute the Agreement, and that each of the Parties is bound to the terms and provisions of the Agreement as a result of his or her signature below. Each of the signatories also acknowledges that each of the other Parties is relying, in entering into the agreement, on this representation and warranty by the signatories of their authority to execute and bind the respective Parties whom they represent.
18. Confidentiality. The terms of this Agreement are confidential. Although the Parties and their counsel may disclose that the disputes described herein have been amicably resolved, they may not disclose the actual terms of this Agreement in any press release or to any third parties, except to the extent necessary to report the sum paid to appropriate taxing authorities, in response to a subpoena or court order, or to persons in the regular course of their affairs such as to brokers, lenders, accountants, financial planners, and attorneys. In the event of a breach of this Agreement, the breaching party is liable to any other party for a1l damages sustained as a result of the breach. Any press release or filing with the Securities and Exchange Commission referencing the Agreement shall be approved in advance by the Parties: The Parties agree to execute a Memorandum of Consent Judgment and Settlement Agreement which may be released to any third party without the prior consent of any of the Parties.
Dated: June ___, 2007
New York, New York

PETER H. WOODIN, ARBITRATOR

Respectfully submitted this ___day of June, 2007.

MDES P. CLENIENTS (LA //4184)	K. TODD PHILLPS (TX # 2400276)
M ICI’IAEL H. PINKERTON (LA # 25212)	BRYAN J. WICK (TX # 24003169)
DAVID P. CURTIS (MS # 102092)	J. SEAN LEMOINE (TX # 24027443)
Frilot Partridge, L.C.	MATTHEW R. MILLER (TX # 24013165)
1100 Poydras Street, Suite 3606	500 North Akard, Suite 2100
New Orleans, LA 70163	Dallas, Texas 75201
Telephone: 504-599-8000	Telephone: 214-692-6200
Facsimile: 504-599-8100	Facsimile: 2l4 - 692- 6255

and	Attorneys for the Earth Parties

DAVID L. YOHAI
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

Attorneys for the HPS Parties

     WHEREFORE, the duly authorized representatives of the Parties have executed this Agreement effective the date last written below. Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS

Signature	KENNETT STEWART

Printed Name
Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS

Signature	JOHN PAUL

Printed Name
Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS

Signature	WILLIAM A. HURST

Printed Name

Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS	HPS DEVELOPMENT, L.L.C.

By:
Signature	Names:
Title:
Printed Name
Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS	SOUTH LOUISIANA ETHANOL, L.L.C.

By:
Signature	Names:
Title:
Printed Name

Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS	EARTH BIOFUELS, INC.

By:
Signature	Names:
Title:
Printed Name
Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS	EARTH ETHANOL, INC.

By:
Signature	Names:
Title:
Printed Name
Done and signed at                     ,                     , this ___ day of June, 2007.

WITNESS

Signature	DENNIS G. MCLAUGHLIN, III

Printed Name